EXHIBIT 10.2

FIFTH AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (“this Agreement”) entered into on this 18th day of April, 2008, to be effective, unless another effective date is otherwise herein specified, as of the date hereof, is by and among The CIT Group/Business Credit, Inc. (“CIT”), SunTrust Bank (“SunTrust”), Wachovia Bank, N.A. (“Wachovia”) and PNC Bank National Association (“PNC”) (CIT, SunTrust, Wachovia and PNC being herein collectively referred to as the “Lenders”), CIT as administrative and collateral agent (“Agent”), United Fuel & Energy Corporation, a Texas corporation (“United”), Three D Oil Co. of Kilgore, Inc., a Texas corporation (“Three D”) and Cardlock Fuels Systems, Inc. a California corporation (“Cardlock”) (United, Three D and Cardlock being herein individually referred to as a “Company” and collectively referred to as the “Companies”), and United Fuel & Energy Corporation, a Nevada corporation (“Parent”).

RECITALS

A. Companies, Agent and Lenders are the present parties to that certain Second Amended and Restated Financing Agreement, dated as of March 27, 2007, originally executed by United, Three D, Lenders and Agent, as amended from time to time, including, without limitation, as amended by that certain Forbearance Agreement and Third Amendment to Second Amended and Restated Financing Agreement, dated December 28, 2007, executed by Companies, Agent, and Parent (the “Forbearance Agreement”) (as amended from time to time, the “Financing Agreement”).

B. Pursuant to the terms and conditions of this Agreement, each of Companies, Agent and Lenders are willing to amend the Financing Agreement, and certain of the other Loan Documents.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows, as hereinafter set forth:

ARTICLE I
Definitions

1.01 Capitalized terms used in this Agreement are defined in the Financing Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
Agreements

2.01 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Borrowing Base”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Borrowing Base” to read in its entirety as follows:

“Borrowing Base shall mean as to Companies, the amount calculated as follows:

(a) as long as the Revolving Line of Credit is $80,000,000 or less or the Temporary Line Increase Period is in effect, the lesser of (i) the Revolving Line of Credit or (ii) the amount calculated as follows: (A) eighty-five percent (85%) of Companies’ aggregate outstanding Eligible Accounts Receivable and Companies’ aggregate outstanding Eligible Unbilled Card-Lock Customer Accounts; provided, however, that if the then Dilution Percentage is greater than five percent (5.0%), then the rate of advance herein shall be reduced by the percentage points by which the Dilution Percentage exceeds five percent (5.0%), plus (B) the sum of (x) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Inventory, valued at the lower of cost or market, on an average cost basis, plus (y) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Card-Lock Inventory, valued at the lower of cost or market, on an average cost basis, plus (C) the Eligible Equipment Based Amount, plus (D) one hundred percent (100%) of the aggregate Eligible Cash Surrender Value of Eligible Life Insurance Policy, plus (E) the lesser of (x) one hundred percent (100%) of the Dollar balance of the Eligible Cash Collateral or (y) $10,000,000, minus (F) the Availability Block, minus (G) any applicable Availability Reserves; or

(b) as long as the Revolving Line of Credit during any period other than during the Temporary Line Increase Period is greater than $80,000,000, (i) the lesser of (A) the Revolving Line of Credit or (B) the amount calculated as follows: (u) eighty-five percent (85%) of Companies’ aggregate outstanding Eligible Accounts Receivable and Companies’ aggregate outstanding Eligible Unbilled Card-Lock Customer Accounts; provided, however, that if the then Dilution Percentage is greater than five percent (5.0%), then the rate of advance herein shall be reduced by the percentage points by which the Dilution Percentage exceeds five percent (5.0%), plus (v) the sum of (I) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Inventory, valued at the lower of cost or market, on an average cost basis, plus (II) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Card-Lock Inventory, valued at the lower of cost or market, on an average cost basis, plus (w) the Eligible Equipment Based Amount, plus (x) one hundred percent (100%) of the aggregate Eligible Cash Surrender Value of Eligible Life Insurance Policy, plus (y) the lesser of (I) one hundred percent (100%) of the Dollar balance of the Eligible Cash Collateral or (II) $10,000,000, minus (z) the Availability Block, minus (ii) any applicable Availability Reserves.”

2.02 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Commitment”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Commitment” to read in its entirety as follows:

“Commitment shall mean, as to any Lender, the amount of the commitment for such Lender set forth on the signature page to the Fifth Amendment or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Paragraph 13.4(b) of Section 13 or any other applicable provision of this Financing Agreement.”

2.03 Amendment to Section 1 of Financing Agreement; Addition of New Definitions”. Section 1 of the Financing Agreement is hereby amended by adding thereto the following new definitions to be inserted in their proper alphabetical order and to read in its entirety as follows:

“Fifth Amendment shall mean that certain Fifth Amendment to Second Amended and Restated Financing Agreement executed by Agent, Lenders, Companies and Parent.

Temporary Line Increase Period shall mean the period beginning on the date of execution of the Fifth Amendment and ending on the earlier to occur of (i) sixtieth day after the date of execution of the Fifth Amendment or (ii) the date of sale or liquidation of the Eligible Life Insurance Policy.”

2.04 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Line of Credit”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Line of Credit” to read in its entirety as follows:

“Line of Credit shall mean the aggregate commitment of the Lenders to (i) make Revolving Loans pursuant to Section 3 of this Financing Agreement, (ii) assist Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (iii) make the Term Loans pursuant to Section 4 of this Financing Agreement in the aggregate amount equal to the aggregate Commitment for each Lender.”

2.05 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Revolving Line of Credit”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Revolving Line of Credit” to read in its entirely as follows:

“Revolving Line of Credit shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 and issue Letters of Credit Guaranties to the Companies in the aggregate amount equal to the aggregate Revolving Line of Credit Commitment for each Lender as set forth on the signature page of the Fifth Amendment or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Paragraph 13.4(b) of Section 13 or any other applicable provision of this Financing Agreement.”

2.06 Additional Agreements. Notwithstanding any provision to the contrary in the Financing Agreement or any other Loan Document:

(a) The parties hereto agree that during the Temporary Line Increase Period, the aggregate amount of the Commitments and the Revolving Line of Credit Commitments shall increase by $2,666,000, with the Commitment and Revolving Line of Credit Commitment of CIT and Wachovia increasing respectively by $1,333,000, and there being no increase during the Temporary Line Increase Period in the respective Commitment and Revolving Line of Credit Commitment of PNC and SunTrust. Agent and Lenders hereby waive any violation which might otherwise occur pursuant to the provisions of the Financing Agreement, including, without limitation, the provisions of Section 3.1(c) of the Financing Agreement, due to this $2,666,000 increase in the aggregate amount of the Commitments and Revolving Line of Credit Commitments during the Temporary Line Increase Period;

(b) Lenders and Agent hereby agree that the Eligible Life Insurance Policy may be sold or liquidated, provided that the net cash proceeds received from such sale or liquidation equal at least $2,666,000 and all the net proceeds from such sale or liquidation are immediately paid to Agent to be applied to the Obligations as set forth below in Paragraph (c); and

(c) The parties hereby agree that the net proceeds from such sale or liquidation of the Eligible Life Insurance Policy shall be applied first to the outstanding principal amount of the Revolving Loans and then to such other of the Obligations in such order as the Agent and Required Lenders shall determine, in their sole discretion, and such amount paid to Agent shall permanently decrease by such amount the Eligible Cash Surrender Value of Eligible Life Insurance Policy. The parties hereto further agree that the first $2,666,000 in such net proceeds shall be applied equally to the Revolving Loans respectively owing to CIT and Wachovia and shall reduce respectively by $1,333,000 the respective Commitment and Revolving Line of Credit Commitment of each of CIT and Wachovia until the respective Commitment and Revolving Line of Credit Commitment of CIT and Wachovia equals what it was immediately prior to the commencement of the Temporary Line of Increase Period, with any remaining net proceeds applied to the Revolving Loans of each Lender according to such Lender’s Pro Rata Percentage of the Revolving Line of Credit Commitment.

2.07 Amendment to Amended and Restated Revolving Credit Notes.

(a) As long as the Temporary Line Increase Period is in existence, the Amended and Restated Revolving Credit Note, dated October 30, 2007, executed by Companies, and payable to Wachovia, shall be deemed amended as follows:

(i)	Each reference to the dollar amount “$17,777,777.78” shall be deemed to be a reference to the dollar amount “$19,110,777.78”.

(ii)
Each reference to the phrase “SEVENTEEN MILLION SEVEN HUNDRED SEVENTY-SEVEN THOUSAND SEVEN HUNDRED SEVENTY-SEVEN AND 78/100THS DOLLARS”, shall deemed to be a reference to the phrase “NINETEEN MILLION ONE HUNDRED TEN THOUSAND SEVEN HUNDRED SEVENTY-SEVEN AND 78/100THS DOLLARS”.

Upon the termination of the Temporary Line Increase Period, the Amended and Restated Revolving Credit Note shall be deemed to be amended so as to revert to the prior dollar amount and phrase.

(b) As long as the Temporary Line Increase Period is in existence, the Amended and Restated Revolving Credit Note, dated October 30, 2007, executed by Companies and payable to the order of CIT, shall be deemed amended as follows:

(i)	Each reference to the dollar amount “$26,666,666.66” shall be deemed to be a reference to the dollar amount “$27,999,666.66”.

(ii)
Each reference to the phrase “TWENTY-SIX MILLION SIX HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX AND 66/100THS DOLLARS” shall deemed to be a reference to the phrase “TWENTY-SEVEN MILLION NINE HUNDRED NINETY-NINE THOUSAND SIX HUNDRED SIXTY-SIX AND 66/100THS DOLLARS”.

Upon the termination of the Temporary Line Increase Period, the Amended and Restated Revolving Credit Note shall be deemed to be amended so as to revert to the prior dollar amount and phrase.

2.08 Fees. In consideration for the agreements set forth herein, Companies shall pay to Agent an amendment fee of $70,000 ($25,000 of such fee to be respectively allocated to each of CIT and Wachovia, and $10,000 of such fee to be respectively allocated to each of PNC and SunTrust), which fee (i) shall be deemed fully earned on the date of execution of this Agreement, (ii) shall be non-refundable, and (iii) shall be due and payable in full on the date of execution of this Agreement.

ARTICLE III
No Waiver

3.01 No Waivers. Except as otherwise expressly set forth in other sections of this Agreement, nothing contained herein shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Financing Agreement, or any other Loan Document or any other contract or instrument between any Company and/or Parent and Agent and/or any Lender, and neither Agent’s nor any Lender’s failure at any time or times hereafter to require strict performance by any Company and/or Parent of any provision thereof shall waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance therewith. Each of Agent and each Lender hereby reserves all rights granted under the Financing Agreement, and each other Loan Document and any other contract or instrument between any Company and/or Parent and Agent and/or any Lender.

ARTICLE IV
Conditions Precedent

4.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:

(a) Agent shall have received all of the following, each in form and substance satisfactory to Agent (each of which shall be deemed to be a “Loan Document” for purposes of the Financing Agreement):

(i) This Agreement, duly executed by Companies, Parent and Lenders; and

(ii) Such additional documents, instruments and information as Agent may request.

(b) The representations and warranties contained herein and in the Financing Agreement, and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof.

(c) No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been otherwise specifically waived in writing by Agent and Lenders.

(d) All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

(e) Agent shall have received payment, in immediately available funds, of the fee described in Section 2.08 hereof.

ARTICLE V
Ratifications, Representations and Warranties

5.01 Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Financing Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the parties hereto agrees that the Financing Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties. Each of each Company and Parent hereby represents and warrants to Agent and each Lender that (a) the execution, delivery and performance of this Agreement and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each of each Company and Parent and will not violate the Articles of Incorporation or Bylaws of any Company or Parent; (b) the representations and warranties contained in the Financing Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; and (c) no Default or Event of Default under the Financing Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent and each Lender. Each of each Company and Parent hereby represents and warrants to Agent and each Lender that it is in full compliance with all covenants and agreements contained in the Financing Agreement, and the other Loan Documents, as amended hereby.

ARTICLE VI
Miscellaneous Provisions

6.01 Survival of Representations and Warranties. All representations and warranties made in the Financing Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

6.02 Reference to Financing Agreement. Each of the Financing Agreement and the other Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Financing Agreement, as amended hereby, is hereby amended so that any reference in the Financing Agreement and such other Loan Documents to the Financing Agreement shall mean a reference to the Financing Agreement as amended hereby.

6.03 Expenses of Agent. Each of each Company and Parent agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents executed pursuant hereto, and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Financing Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Agent’s legal counsel.

6.04 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except neither any Company nor Parent may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender.

6.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by any Company or Parent shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement

6.09 Applicable Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

6.10 Final Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.11 Release. EACH OF EACH COMPANY AND PARENT HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER. EACH OF EACH COMPANY AND PARENT HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH OF AGENT AND EACH LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH ANY COMPANY OR PARENT MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR ANY LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE FINANCING AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

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Executed on this 18th day of April, 2008, to be effective as of the respective date indicated above.

COMPANIES:

UNITED FUEL & ENERGY CORPORATION,
a Texas corporation

By: /s/ Charles McArthur
Name: Charles McArthur
Title: President and Chief Executive Officer

THREE D OIL CO. OF KILGORE, INC.,
a Texas corporation

By: /s/ Charles McArthur
Name: Charles McArthur
Title: President and Chief Executive Officer

CARDLOCK FUELS SYSTEM, INC.,
a California corporation

By: /s/ Charles McArthur
Name: Charles McArthur
Title: President and Chief Executive Officer

PARENT:

UNITED FUEL & ENERGY CORPORATION,
a Nevada corporation

By: /s/ Charles McArthur
Name: Charles McArthur
Title: President and Chief Executive Officer

AGENT:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Agent

By: /s/ Alan R. Schnacke
Name: Alan R. Schnacke
Title: Vice President

LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By: /s/ Alan R. Schnacke
Name: Alan R. Schnacke
Title: Vice President

Amount of Commitment:
(i) During Temporary Line:	$30,999,666.66
Increase Period
(ii) At All Other Times:	$29,666,666.66

Amount of Revolving Line of Credit Commitment:
(i) During Temporary Line:	$27,999,666.66
Increase Period

(ii) At All Other Times:	$26,666,666.66

SUNTRUST BANK, as a Lender By: /s/ Brian R. O’Fallon Name: Brian R. O’Fallon Title: Director

Amount of Commitment:	$19,777,777.78

Amount of Revolving Line of Credit Commitment:	$17,777,777.78

WACHOVIA BANK, N.A., as a Lender By: /s/ Thomas P. Floyd Name: Thomas P. Floyd Title: Vice President

Amount of Commitment:
(i) During Temporary Line:	$21,110,777.78
Increase Period

(ii) At All Other Times:	$19,777,777.78

Amount of Revolving Line of Credit Commitment:
(i) During Temporary Line:	$19,110,777.78
Increase Period

(ii) At All Other Times:	$17,777,777.78

PNC BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Ron Eckhoff Name: Ron Eckhoff Title: Vice President

Amount of Commitment:	$19,777,777.78
Amount of Revolving Line of Credit Commitment:	$17,777,777.78